10.26.1

AMENDMENT TO AND AFFIRMATION OF GUARANTY DOCUMENTS

This AMENDMENT TO AND AFFIRMATION OF GUARANTY DOCUMENTS (“Affirmation”) is made as of March 23, 2015, by the undersigned (“Guarantor”) for the benefit of COMERICA BANK (“Bank”).
RECITALS
A.UPLAND SOFTWARE, INC., a Delaware corporation f/k/a Silverback Enterprise Group, Inc. (“Upland”), UPLAND SOFTWARE I, INC., a Delaware corporation f/k/a PowerSteering Software, Inc. (“Upland I”), UPLAND SOFTWARE III, LLC, a Delaware limited liability company f/k/a LMR Solutions LLC (“Upland III), UPLAND SOFTWARE IV, INC., a Nebraska corporation f/k/a FileBound Solutions, Inc. (“Upland IV”), UPLAND SOFTWARE V, INC., a Delaware corporation f/k/a ComSci, Inc. (“Upland V”), UPLAND SOFTWARE VI, LLC, a New Jersey limited liability company f/k/a ComSci, LLC (“Upland VI”), UPLAND SOFTWARE VII, INC., a Delaware corporation f/k/a/ Clickability, Inc. (“Upland VII”), and UPLAND IX, LLC, a Delaware limited liability company (“Upland IX”, and collectively with Upland, Upland I, Upland III, Upland IV, Upland V, Upland VI, and Upland VII, the “Borrowers” and each individually, a “Borrower”) have obtained certain loans or other credit accommodations from Bank pursuant to that certain Loan and Security Agreement, dated as of March 5, 2012 (as amended from time to time, the “Loan Agreement”), which loans and certain credit accommodations are (i) guaranteed by Guarantor pursuant to the terms of an Unconditional Guaranty by Guarantor dated as of March 5, 2012 (as amended from time to time, the “Guaranty”), and (ii) secured by the assets of Guarantor pursuant to a Security Agreement dated as of March 5, 2012 (as amended from time to time, “General Security Agreement”) and an Intellectual Property Security Agreement dated as of March 5, 2012 (collectively, as amended from time to time, the “Security Agreements”, and together with the Guaranty, the “Guaranty Documents”).
B.Borrowers and Bank propose to enter into a Ninth Amendment to Loan and Security Agreement, Joinder rand Consent dated as of the date hereof, which amends the Loan Agreement (the “Amendment”).
C.Bank has agreed to enter into the Amendment provided, among other things, that, Guarantor acknowledges the entry by Borrowers into the Amendment and agrees that the Guaranty Documents will remain effective.
D.Guarantor and Bank desire to amend the Guaranty and the General Security Agreement as set forth herein.
AGREEMENT

NOW, THEREFORE, Guarantor and Bank agree as follows:
1.Subsection (iii) of the definition of “Permitted Indebtedness” in Section 1 of the General Security Agreement is amended and restated to read in its entirety as follows:
“(iii)    Indebtedness of Grantor, Upland Software, Inc., a Delaware corporation f/k/a Silverback Enterprise Group, Inc., Upland Software I, Inc., a Delaware corporation f/k/a PowerSteering Software, Inc., Upland Software III, LLC, a Delaware limited liability company f/k/a LMR Solutions LLC, Upland Software IV, Inc., a Nebraska corporation f/k/a FileBound Solutions, Inc., Upland Software V, Inc., a Delaware corporation f/k/a ComSci, Inc., Upland Software VI, LLC, a New Jersey limited liability company f/k/a ComSci, LLC, Upland Software VII, Inc., a Delaware corporation f/k/a/ Clickability, Inc., Upland IX, LLC, a Delaware limited liability company, Upland Software, Inc., a Canadian corporation f/k/a Tenrox Inc., and Solution Q Inc., a corporation existing under the laws of Ontario (collectively, the ‘Obligors, and each individually an ‘Obligor’), or any of them, individually or in the aggregate, in an amount not to exceed Four Million Dollars ($4,000,000.00) in any fiscal year secured by a lien described in clause (iii) of the defined term ‘Permitted Liens’, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”
2.    Subsection (iii) of the definition of “Permitted Liens” in Section 1 of the General Security Agreement is amended and restated to read in its entirety as follows:
“(iii)    Liens securing obligations of Obligors, or any of them, individually or in the aggregate, not to exceed Four Million Dollars ($4,000,000.00) (i) upon or in any Equipment acquired or held by an Obligor or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”
3.    Guarantor consents to the execution, delivery and performance by Borrowers of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Documents (as defined in the Loan Agreement).
4.    Guarantor acknowledges and agrees that the Guaranty Documents are and shall remain in full force and effect in accordance with their respective terms with respect to all Obligations (as defined in the Loan Agreement), subject to no setoff, defense or counterclaim.
5.    Guarantor represents and warrants that the representations and warranties contained in the Guaranty Documents are true and correct in all material respects as of the date of this Affirmation (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date).
6.    Guarantor confirms that this Affirmation is not required by the terms of the Guaranty Documents and need not be obtained in connection with any prior or future waivers or amendments or extensions of additional credit to Borrowers.
7.    This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have executed this Affirmation as of the first date above written.

UPLAND SOFTWARE II, INC.

By:     /s/ John T. McDonald

Name:     John T. McDonald

Title:     President

COMERICA BANK

By:     /s/ Amy Malnar

Name:     Amy Malnar

Title:     Vice President

[Signature Page to Amendment to and Affirmation of Guaranty]